UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 18, 2013 (January 14, 2013)

TRUE DRINKS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-032420	84-1575085
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18552 MacArthur Boulevard, Suite 325 Irvine, CA 91612
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 203-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement.

Notes Offering

On January 14, 2013, Bazi International, Inc. n/k/a True Drinks Holdings, Inc. (the “Company”) completed a private placement (the “Private Placement”) of $575,000 aggregate principal amount of unsecured convertible promissory notes of the Company (the “Notes”) to certain purchasers (the “Purchasers”).  The Notes mature on April 30, 2013 (the “Maturity Date”) unless earlier converted and bear interest at a rate of 9% per annum.  Interest on the Notes is due on the Maturity Date unless earlier converted.  In addition, each of the Purchasers is entitled to a lender’s fee equal to 10% of the aggregate principal amount of such Purchaser’s Note, which shall also be payable upon the Maturity Date unless earlier converted.  Upon the conversion of the shares of the Company’s Series A Convertible Preferred Stock, the Notes will be convertible into shares of the Company’s common stock, par value $.001 (“Common Stock”) at a conversion price equal to $0.01.  The conversion price is subject to adjustment for stock splits, stock dividends and combinations.  Each Purchaser shall also receive 500,000 shares of the Common Stock per $25,000 of aggregate principal amount of such Purchaser’s Note, such Common Stock to be delivered to the Purchasers within 10 business days of the Maturity Date or conversion in full of such Notes, subject to the Company’s increase in authorized shares of Common Stock as called for by the agreement and plan of merger consummated by the Company and other parties on October 15, 2012 (the “Merger Agreement”).  The Notes include standard events of default including non-payment of the principal or accrued interest due on the Notes.  Upon an event of default, all obligations under the Note will become due and payable.

The foregoing description of the Notes is qualified in its entirety by reference to the full text of the Notes, the form of which is attached as an exhibit to this Current Report on Form 8-K.

Option Agreement

On January 14, 2013, the Company entered into an Option Agreement (the “Option Agreement”) with Ashworth Holdings, LLC, a Utah limited liability company (“Ashworth”), pursuant to which the Company restructured Ashworth’s option to purchase 52,500 shares of common stock, par value $.001, in the Company’s wholly-owned subsidiary, True Drinks, Inc., a Delaware corporation.  Such restructuring was in connection with the Merger Agreement.  Pursuant to the Option Agreement, Ashworth shall have the option to purchase up to 86,008,650 shares of Common Stock for a price of $0.00549 per share and shall expire on April 30, 2013 or upon Ashworth’s exercise of the full allotment of shares thereunder.

All numbers and amounts herein do not give effect to the Company’s 100-to-1 reverse stock split as previously in the Company’s Current Report on Form 8-K dated January 18, 2013.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 3.02.Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.  The Notes and the securities underlying the Option Agreement were offered and/or sold to accredited investors pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Unsecured Convertible Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 18, 2013

TRUE DRINKS HOLDINGS, INC. By: /s/ Daniel Kerker Name: Daniel Kerker Title: Chief Financial Officer